SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ X ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                             Oneida Financial Corp.
                    ----------------------------------------
                (Name of Registrant as Specified in its Charter)

                                Alan Schick, Esq.
                      Luse Lehman Gorman Pomerenk & Schick
                     5335 Wisconsin Avenue, N.W., Suite 400
                             Washington, D.C. 20015
                    ----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):
[X] No fee required
[ ] $500 per each party to the controversy pursuant to Exchange
    Act Rule 14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11

    1)   Title of each class of securities to which transaction
          applies:
         ______________________________
    2)   Aggregate number of securities to which transaction
          applies:
         ______________________________
    3)   Per unit price or other identifying value of
          transaction computed pursuant
          to Exchange Act Rule 0-11:
         ______________________________
    4)   Proposed maximum aggregate value of transaction:
         ______________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offset fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:
    ____________________
2)  Form, Schedule or Registration Number:
    _____________________
3)  Filing Party:
    ____________________
4)  Date Filed:
    02/09/01

March 22, 2001


Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of Oneida Financial Corp. (the "Company"). The Annual Meeting will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, at 4:00 p.m., Eastern Time, on April 24, 2001.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that shareholders may have.

The Annual Meeting is being held so that stockholders may consider the election of directors and the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's auditors for fiscal year 2001. In addition, at the Annual Meeting, shareholders will consider and vote on a Plan of Charter Conversion by which the Company will convert its charter from a Delaware corporation regulated by the New York Banking Department and the Board of Governors of the Federal Reserve System, to a Federal corporation regulated by the Office of Thrift Supervision.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,




Michael R. Kallet
President and Chief Executive Officer

                             Oneida Financial Corp.
                                 182 Main Street
                             Oneida, New York 13421
                                 (315) 363-2000

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On April 24, 2001

         Notice is hereby given that the Annual Meeting of Oneida Financial Corp., (the "Company") will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, on April 24, 2001 at 4:00 p.m., Eastern Time.

         A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

         1.       Election of four Directors to the Board of Directors;

         2. The approval of the Plan of Charter Conversion by which the Company will convert its charter from a Delaware corporation to a Federal corporation;

         3. The ratification of the appointment of PricewaterhouseCoopers, LLP as auditors for the Company for the fiscal year ending December 31, 2001; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 12, 2001, are the shareholders entitled to vote at the Annual Meeting, and any adjournments thereof.

         EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                              By Order of the Board of Directors


                                              Eric E. Stickels
                                              Secretary
March 22, 2001

                                 PROXY STATEMENT


                             Oneida Financial Corp.
                                 182 Main Street
                             Oneida, New York 13421
                                 (315) 363-2000


                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 24, 2001

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Oneida Financial Corp. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), which will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, on April 24, 2001, at 4:00 p.m., Eastern Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about March 22, 2001.

--------------------------------------------------------------------------------

                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------


         Shareholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

         Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address shown above by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting in person. The presence at the Annual Meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

--------------------------------------------------------------------------------

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------


         Holders of record of the Company's common stock, par value $0.10 per share (the "Common Stock") as of the close of business on March 12, 2001 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had _____________ shares of Common Stock issued and outstanding, 1,915,445 of which were held by Oneida Financial, MHC (the "Mutual Holding Company"), and ____________ of which were held by shareholders other than the Mutual Holding Company ("Minority Shareholders"). The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of votes cast, without regard to either broker non- votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of holders of a majority of the total votes present at the Annual Meeting in person or by proxy is required for ratification of PricewaterhouseCoopers, LLP as the Company's auditors. The approval of the Plan of Charter Conversion must be approved by a majority of the outstanding shares of Common Stock. Consequently, broker non- votes or proxies marked "ABSTAIN" will have the same effect as a vote against the Plan of Conversion. Management of the Company anticipates that the Mutual Holding Company, the majority shareholder of the Company, will vote all of its shares in favor of the Plan of Charter Conversion. If the Mutual Holding Company votes all of its shares in favor of the Plan of Charter Conversion, the approval of the Plan of Charter Conversion would be assured.

         Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by Directors individually, by executive officers individually, by executive officers and Directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock.

                                          Amount of Shares
                                          Owned and Nature     Percent of Shares
       Name and Address of                  of Beneficial       of Common Stock
        Beneficial Owners                   Ownership (1)         Outstanding

Directors and Officers (2):

Nicholas J. Christakos                      29,600  (4)                0.88%
Michael R. Kallet                           58,470  (5)                1.73
Patricia D. Caprio                          12,600  (6)                0.37
Edward J. Clarke                             8,138  (7)                0.24
James J. Devine, Jr.                        10,500  (8)                0.31
John E. Haskell                             49,240  (9)                1.46
Rodney D. Kent                              27,600  (10)               0.82
William D. Matthews                          8,600  (11)               0.25
Michael W. Milmoe                            5,600  (12)               0.17
Richard B. Myers                            19,600  (13)               0.58
Frank O. White, Jr                          12,600  (14)               0.37
Eric E. Stickels                            30,938  (15)               0.92
Thomas H. Dixon                             28,853  (16)               0.85

All Directors and Executive Officers       302,339                     8.94
  as a Group (13 persons) (3)

Principal Shareholders:

Oneida Financial, MHC (3)                1,915,445                    56.66
182 Main Street
Oneida, New York 13421

Oneida Financial, MHC (3)                2,168,544                    64.14
and all Trustees and Executive Officers
of Oneida Financial, MHC as a group
(12 persons)
-----------------------------
* Less than one-tenth of 1%.
(1) A person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power. Unless otherwise indicated, the named individual has sole voting and investment power.
(2) The mailing address for each person is listed as 182 Main Street, Oneida, New York 13421.
(3) The Company's executive officers and directors are also executive officers and trustees of Oneida Financial, MHC, with the exception of John E. Haskell
(4) Includes shared voting and investment power over 10,000 shares and sole voting and investment power over 19,000 shares; includes options to purchase 600 shares of common stock.
                                              (Footnotes continued on next page)

(5) Includes shared voting and investment power over 10,000 shares and sole voting and investment power over 40,770 shares; includes options to purchase 7,700 shares of common stock.
(6) Includes sole voting and investment power over 12,000 shares; includes options to purchase 600 shares of common stock. (7) Includes shared voting and investment power over 3,200 shares and sole voting and investment power over 4,338 shares; includes options to purchase 600 shares of common stock.
(8) Includes sole voting and investment power over 9,900 shares; includes options to purchase 600 shares of common stock.
(9) Includes shared voting and investment power over 3,400 shares and sole voting and investment power over 45,240 shares; includes options to purchase 600 shares of common stock.
(10)Includes shared voting and investment power over 15,000 shares and sole voting and investment power over 12,000 shares; includes options to purchase 600 shares of common stock.
(11)Includes sole voting and investment power over 8,000 shares; includes options to purchase 600 shares of common stock.
(12)Includes sole voting and investment power over 5,000 shares; includes options to purchase 600 shares of common stock.
(13)Includes shared voting and investment power over 2,000 shares and sole voting and investment power over 17,000 shares; includes options to purchase 600 shares of common stock.
(14)Includes sole voting and investment power over 12,000 shares; includes options to purchase 600 shares of common stock.
(15)Includes shared voting and investment power over 5,030 shares and sole voting and investment power over 22,708 shares; includes options to purchase 3,200 shares of common stock.
(16)Includes shared voting and investment power over 400 shares and sole voting and investment power over 25,253 shares; includes options to purchase 3,200 shares of common stock.


--------------------------------------------------------------------------------

                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


         The Company's Board of Directors is currently composed of eleven (11) members. The Company's Bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Three Directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as Directors, Michael R. Kallet, James J. Devine, Jr., John
E. Haskell and William W. Matthews, who are currently members of the Board of Directors.

         The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

                                                                                           Shares of
                                                                                          Common Stock
                                                                                          Beneficially
                                               Positions          Director   Current Term Owned on        Percent
          Name (1)            Age*               Held             Since (2)    to Expire  Record Date(3) of Class
   ----------------------  -----------  ----------------------  -----------  -----------  -------------- --------

                                    NOMINEES

Michael R. Kallet              49       President and Chief         1997         2001        58,470       1.73%
                                        Executive Officer
James J. Devine, Jr.           66       Director                    1987         2001        10,500       0.31
John E. Haskell                58       Director                    1992         2001        49,240       1.46
William D. Matthews            65       Director                    1996         2001         8,600       0.25

                         DIRECTORS CONTINUING IN OFFICE

Edward J. Clarke               61       Director                    1987         2002         8,138       0.24
Rodney D. Kent                 53       Director                    1990         2002        27,600       0.82
Michael W. Milmoe              68       Director                    1976         2002         5,600       0.17
Richard B. Myers               64       Director                    1981         2002        19,600       0.58
Nicholas J. Christakos         69       Chairman of the Board       1974         2003        29,600       0.88
Patricia D. Caprio             51       Director                    1985         2003        12,600       0.37
Frank O. White, Jr.            45       Director                    1994         2003        12,600       0.37



(1) The mailing address for each person listed is 182 Main Street, Oneida, New York 13421. Each of the persons listed, with the exception of John E. Haskell, is also a Trustee of Oneida Financial, MHC, which owns the majority of the Company's issued and outstanding shares of Common Stock.
(2) Reflects initial appointment to the Board of Trustees of the mutual predecessor to The Oneida Savings Bank.
(3) See footnotes in the table in "Voting Securities and Principal Holders Thereof." * At December 31, 2000.

         The principal occupation during the past five years of each Director is set forth below. All Directors have held their present positions for five years unless otherwise stated.

         Nicholas J. Christakos is the Chairman of the Board. Mr. Christakos is a retired businessman.

         Michael R. Kallet is President and Chief Executive Officer of the Bank. Mr. Kallet has been President and Chief Executive Officer since March 1990.
Mr. Kallet joined the Bank in 1983 as an executive officer.

         Patricia D. Caprio is the Director of Development Programs at Colgate University.

         Edward J. Clarke is the President of Kennedy & Clarke, Inc., a property and casualty insurance agency located in Cazenovia, New York.

         James J. Devine, Jr. is the former President of the Kiley Law Firm, P.C located in Oneida, New York.

         John E. Haskell is the President of Bailey & Haskell Associates, Inc., an insurance agency located in Oneida, New York.

         Rodney D. Kent is the President of Omega Wire, Inc., a copper wire manufacturer located in Camden, New York.

         William D. Matthews is the Chairman and Retired Chief Executive Officer of Oneida, Ltd. located in Oneida, New York. Mr. Matthews is also a director of Conmed Corporation located in Utica, New York.

         Michael W. Milmoe is retired. Prior to his retirement, Mr. Milmoe was the President of Canastota Publishing Co., Inc., located in Canastota, New York.

         Richard B. Myers is the President of Orthodontic Associates of C.N.Y., P.C. a clinical orthodontic practice located in Oneida, New York and Norwich, New York.

         Frank O. White, Jr. is the Assistant Director of Athletics at Colgate University. Until January 1998, Mr. White was the President and Chief Executive Officer of Mid-State Raceway, Inc. located in Vernon, New York.

         Eric E. Stickels has been Senior Vice President, Secretary and Chief Financial Officer of the Company since January 1, 1999, and Senior Vice President and Chief Financial Officer fo the Bank since May 1998. Prior to that time, Mr. Stickels held a variety of positions at the Bank, most recently Senior Vice President-Operations. Mr. Stickels has been associated with the Bank since 1982.

         Thomas H. Dixon has been Senior Vice President-Credit Administration since November 1996. Mr. Dixon has been associated with the Bank since January 1996. Prior to that time, Mr. Dixon was affiliated with Oneida Valley National Bank in various capacities since 1982.

Ownership Reports by Officers and Directors

         The Common Stock of the Company is registered  with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3,4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. All of the Company's officers and directors filed these reports on a timely basis.

Meetings and Committees of the Board of Directors

          During the year ended December 31, 2000, the Board of Directors held 14 regular and special meetings. During the year ended December 31, 2000, no Director attended fewer than 75% percent of the total meetings of the Board of Directors of the Company and committees on which such Director served.

         The executive  committee consists of the following six directors of the
Company: Messrs. Myers, Christakos, Kent, Clarke, Haskell and Milmoe. The executive committee meets as necessary when the board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the board of directors. The executive committee also serves as the nominating committee for the purpose of identifying, evaluating and recommending potential candidates for election to the board.

         The audit committee consists of the following directors of the Company:
Messrs. Kent, Christakos, Myers, White and Milmoe. The audit committee meets at least quarterly to examine and approve the audit report prepared by the independent auditors of the Bank, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls of the Company, and to review and approve audit policies. In addition, the Audit Committee meets with the independent auditors to review the results of the annual audit and other related matters. Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Company's Board of Directors has adopted a written charter for the Audit Committee, which is attached to this proxy statement as Exhibit A. The Audit Committee met five times during the year ended December 31, 2000.

Audit Committee Report

         Audit Fees

         The independent auditor of the Company and the Bank during the fiscal year ended December 31, 2000 was PricewaterhouseCoopers LLP ("PwC"). The aggregate fees billed by PwC in connection with the audit of the Company's annual financial statements for the most recent fiscal year and for the required review of the Company's financial information included in its SEC Form 10-Q was $47,801.

         All Other Fees

         The aggregate fees billed for all other services rendered to the Company by PwC for the fiscal year ended December 31, 2000 was $76,510. The fees relate to recurring and non-recurring tax services, non-recurring fees for services provided during the due diligence process coincident with the acquisition of an insurance agency by the Company, data security review and firewall testing performed during the implementation of internet banking services, and the audit of various Company benefit plans.

         In accordance with rules recently established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

         As part of its ongoing activities, the Audit Committee has:

         o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000;

         o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

         o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

         o Considered the compatibility of non-audit services described above with maintaining auditor independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10- K for the fiscal year ended December 31, 2000.

              This report has been provided by the Audit Committee:

          Rodney D. Kent, Nicholas J. Christakos, William D. Matthews,
                    Frank O. White, Jr. and Michael W. Milmoe
                               ------------------


Personnel Committee Interlocks and Insider Participation

         The full Board of Directors of the Bank has in the past determined the salaries to be paid each year to the Bank's officers. In the future the full Board of Directors of the Company shall act as the Compensation Committee for the Company. Michael R. Kallet is a Director of the Company and the Bank in addition to being the President and Chief Executive Officer of the Company and the Bank. Mr. Kallet has not, and will not, participate in the Board of Directors' determination of compensation for the President and Chief Executive Officer.

Report of the Board of Directors on Executive Compensation

         Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Company's Board of Directors has prepared the following report for inclusion in this proxy statement. The discussion below relates to the Bank's Board actions during 2000.

         The Board of Directors annually reviews the performance of the Chief Executive Officer and other executive officers and approves changes to base compensation as well as the level of bonus, if any, to be awarded. In determining whether the base salary of the Chief Executive Officer and other executive officers should be increased, the Board of Directors takes into account individual performance, performance of the Company, the size of the
Company  and  the  complexity  of  its  operations,  and  information  regarding compensation paid to executives performing similar duties for financial institutions in the Bank's market area.

         While the Board of Directors does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and other executive officers; and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, capital position and asset quality, and return on tangible equity as factors in setting the compensation of the Chief Executive Officer and other executive officers. Other non-quantitative factors considered by the Board of Directors in fiscal 2000 included general management oversight of the Company, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Board of Directors considered the standing of the Company with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Board of Directors, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer and other executive officers. Rather, all factors were considered, and based upon the effectiveness of such officers in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Board of Directors approved an increase in the base salary of the Chief Executive Officer and other executive officers. Accordingly, the Board of Directors approved salary increases totaling $35,000 for the Company's and Bank's three executive officers, bringing total base compensation for the group to $430,000 from $395,000 in 2000.

         This report has been provided by the Board of Directors: Nicholas J. Christakos, Michael R. Kallet, Patricia D. Caprio, Edward J. Clarke, James J. Devine, Jr., John E. Haskell, Rodney D. Kent, William D. Matthews, Michael W. Milmoe, Richard B. Myers and Frank O. White, Jr.

Directors' Compensation

         Directors of the Company are not separately compensated.

         Directors of the Bank receive an annual retainer of $6,000 and a fee of $300 for each Bank Board meeting attended. Directors receive $200 for each committee meeting attended. Members of the Executive Committee receive $250 for each Executive Committee meeting attended. The Chairman of the Board receives an additional $200 for every Board meeting attended and each committee chair receives an additional $100 for every committee meeting attended. Employee directors do not receive monthly meeting fees. The Bank paid a total of $130,800 in Director fees during the year ending December 31, 2000.

Executive Compensation

         The following table sets forth for the years ended December 31,2000, 1999 and 1998, certain information as to the total remuneration paid by the Company to the Company's chief executive officer, and all other officers of the Company which received cash compensation exceeding $100,000 in 2000.


                                                 SUMMARY COMPENSATION TABLE
============================================================================================================================
                                                                                   Long-Term
                        Annual Compensation(1)                                Compensation Awards
                         Fiscal
                          Years                              Other      Restricted
                          Ended                             Annual         Stock     Options/                  All Other
       Name and         December     Salary     Bonus    Compensation    Award(s)      SARs     Payouts      Compensation
  Principal Position       31         ($)        ($)        ($)(1)          ($)        (#)                        ($)

Michael R. Kallet         2000     $185,346    $30,000        $--        $212,500     38,500               $
President and Chief       1999     $175,000    $30,000        $--           $--         --        --       $28,138
Executive Officer         1998     $167,000    $27,000        $--           $--         --        --       $20,557
---------------------- ----------- ---------- --------- --------------- ----------- ---------- ---------   -----------------
Eric E. Stickels          2000      $105,336   $13,115        $--        $106,250     16,000               $
Sr. Vice President and    1999      $95,000    $14,195        $--           $--         --        --       $18,630
Chief Financial Officer   1998      $86,385    $10,369        $--           $--         --        --       $13,762
---------------------- ----------- ---------- --------- --------------- ----------- ---------- ---------   -----------------
Thomas H. Dixon           2000      $105,336   $13,100        $--        $106,250     16,000               $
Sr. Vice President -      1999      $95,000    $14,140        $--           $--         --        --       $18,449
Credit Administration     1998      $84,885    $10,183        $--           $--         --        --       $13,712
====================== =========== ========== ========= =============== =========== ========== =========   =================

(1) The Bank also provides certain members of senior management, including Mr. Kallet, with the use of an automobile, club membership dues, and certain other personal benefits which have not been included in the table. The aggregate amount of such other benefits did not exceed the lesser of $50,000 or 10% of Mr. Kallet's cash compensation for the year.

Stock Performance Graph

     Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the Common Stock for the period beginning with the last trade of the Company's stock on December 30, 1998, as reported by the Nasdaq Market, through December 31, 2000, (b) the cumulative total return on stocks included in the S&P 500 Index over such period, and (c) the cumulative total return of publicly traded thrifts or thrift holding companies in the mutual holding company structure over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.

     Assuming an initial investment in the Common Stock of Oneida Financial Corp. of $100.00 at the initial public offering price of $10.00 per share on December 30, 1998, the cumulative total value with dividends reinvested would be $117.72 at December 31, 2000.



[GRAPHIC OMITTED]


                   12/30/98   12/31/98   6/30/99   12/31/99    6/30/00  12/31/00
Oneida Financial   100.00%    100.00%    90.91%    102.57%     99.49%    107.02%
Corp.
S&P 500            100.00%     99.78%   112.13%    119.26%    118.07%    107.17%
MHC Thrifts        100.00%    102.14%   103.89%     90.85%     97.58%    126.67%

Benefit Plans

         Incentive Compensation Plan. The Incentive Compensation Plan (the "Incentive Plan") was established in 1993 as a non-qualified plan. Under the Incentive Plan, annual performance awards for the Bank's financial performance relative to the return on average assets as reported by the FDIC, adjusted for any one-time income or expense recognition, are made to eligible non-trustee officers and employees designated as participants by the Human Resource and Development Committee.

         Participants are classified into four categories: Class I (CEO and EVP), Class II (Senior Management Group), Class III (All Other Officers) and Class IV (Supervisors and all other employees). Awards are allocated to eligible participants within each class in accordance with the participant's base compensation (as reported to the Internal Revenue Service on Form W-2) as a ratio of the base compensation of the entire class. The maximum award payable to each participant in Class I is 25%, Class II and Class III is 40% and Class IV is 35% and the maximum total award payable to all participants is 10% of the Bank's income. The following limitations on awards also apply: If the return on average assets for an award year is (i) less than .75%, no award will be made to any Class I, Class II or Class III participant, (ii) less than .75% but at least
 .60%, Class IV participants will receive awards equivalent to 5% of base compensation and (iii) less than .60%, no award shall be made to any participant. No award shall be made to any participant if (i) average total assets do not exceed $200 million for the award year, (ii) the most recent Regulatory Examination Report does not reflect a Uniform Composite Rating of 1 or 2, or (iii) the allowance for possible loan losses at the end of the award year is less than the greater of 1% of outstanding loans or the regulatory guideline amount.

         Defined Benefit Pension Plan. The Bank maintains the Retirement Plan of The Oneida Savings Bank in RSI Retirement Trust ("Retirement Plan") which is a qualified, tax-exempt defined benefit plan. Employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of service with the Bank during the year are eligible to participate in the Retirement Plan, provided, however, that leased employees, employees paid on an hourly rate or contract basis and employees regularly employed outside the Bank's offices in connection with the operation and maintenance of buildings or other properties acquired through foreclosure or deed are not eligible to participate. The Bank contributes each year, if necessary, an amount to the
Retirement Plan to satisfy the actuarially determined minimum funding requirements in accordance with the ERISA. At January 1, 2001, the total market value of the assets in the Retirement Plan trust fund was approximately $4.7 million.

         In the event of retirement on or after the normal retirement date (i.e., the first day of the calendar month coincident with or next following the later of age 65 or the 5th anniversary of participation in the Retirement Plan or, for a participant prior to October 1, 1988, age 65) the plan is designed to provide a single life annuity. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) from various other options, including a joint and 100% survivor annuity, period certain and life option, rollover or direct transfer to an individual retirement account. The normal retirement benefit provided is an amount equal to 2% of a participant's average annual earnings, multiplied times the years of a participant's credited service, not to exceed 70% of a participant's average annual earnings during the consecutive 36 month period yielding the highest average in the participant's final 10 years of employment. Retirement benefits are also payable upon retirement due to early and late retirement or death. A reduced benefit is payable upon early retirement after completion of five years of service, at age 60 or once the sum of the participant's age and years of vested service equals 75. In the event of a participant's pre-retirement death on or after attainment of age 60 or after the sum of the participant's age and service (including service with certain other employers participating in the RSI Retirement Trust) equals or exceeds 75, a participant's beneficiary will be entitled to a special pre-retirement survivor benefit. The special pre-retirement survivor benefit will be equal to that which would have been available to the beneficiary if the participant had retired and elected a 100% joint and survivor benefit. In the event of the death of a participant prior to satisfaction of the conditions for a special pre-retirement survivors benefit, but after having met the requirements for a vested retirement benefit, the vested retirement benefit will be equal to that which would have been available to the beneficiary if the participant had retired and elected a 50% joint and survivor benefit. Upon termination of employment other than as specified above, a participant who has five years of vested service is eligible to receive his or her accrued benefit commencing, generally, on his normal retirement date, or, if elected, on or after his early retirement date. In certain cases, a participant who had three years of service on or before November 1, 1993, but not more than four years of service, will be entitled to up to 40% of his vested accrued benefit at his normal or early retirement date.

         The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 1998, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.

  Average Annual            Years of Service and Benefit Payable at Retirement
                       -------------------------------------------------------
     Earnings              15         20        25           30          35
     --------          ---------   --------   --------  ---------- -----------

      $50,000            15,000     20,000    25,000      30,000      35,000
      $75,000            22,500     30,000    37,500      45,000      52,500
     $100,000            30,000     40,000    50,000      60,000      70,000
     $125,000            37,500     50,000    62,500      75,000      87,500
$160,000 and above       48,000     64,000    80,000      96,000     112,000

         The maximum annual compensation which may be taken into account under the Code for calculating contributions under qualified defined benefit plans such as the Retirement Plan is currently $160,000. As of December 31, 2000, Mr. Kallet had 17.9 years of credited service (i.e., benefit service) under the Retirement Plan.

         Effective October 1, 1999, the plan was restated and replaced with The Retirement Accumulation Plan of The Oneida Savings Bank in RSI Retirement Trust ("Cash Balance Plan"). Under the restated plan, all active participants in the Retirement Plan converted their respective accrued benefit as of September 30, 1999 for an equivalent single sum in the Cash Balance Plan. For each plan year beginning October 1, 1999 for which a participant earns an additional year of credited employment service, their respective retirement account shall be credited with the sum of (i) and (ii):

                  (i) interest equal to the annual yield on 30 year Constant Treasury Maturities as determined at the beginning of the Plan Year,
                  (ii) a percentage of Compensation for any participant who is still an employee of the Bank based on their years of Vested Service according to the following schedule:

                                    Less than 5 years                  4%
                                    Between 5 and 10 years             5%
                                    Between 10 and 15 years            6%
                                    Greater than 15 years              7%

         Effective October 1, 1999, participants with 5 or more years of vested service at the time of termination of service can receive their full Accumulated Retirement Account as a single distribution or as an equivalent annuity. All other plan provisions and vesting schedules are substantially similar to the predecessor Plan.

         401(k) Plan. The Bank maintains the Oneida Savings Bank 401(k) Savings Plan in RSI Retirement Trust (the "401(k) Plan") which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code. Employees who have completed one year of employment are eligible to participate, provided, however, that leased employees, employees paid on a daily fee or retainer basis and employees covered by a collective bargaining agreement (unless the agreement provides for plan participation) are not eligible to participate. Eligible employees are entitled to enter the 401(k) Plan on the first day of any payroll period following the completion of the eligibility requirements.

         Under the 401(k) Plan, participants are permitted to make salary reduction contributions (in whole percentages) equal to the lesser of (i) from 1% to 10% of compensation or (ii) $10,000 (as indexed annually). For these purposes, "compensation" includes wages, salary, fees and other amounts received for personal services prior to reduction for the participant contribution to the 401(k) Plan, commissions, overtime, bonuses, wage continuation payments due to illness or disability of a short-term nature, amounts paid or reimbursed for moving expenses, and the value of any nonqualified stock option granted to the extent includable in gross income for the year granted. Compensation does not include contributions made by the Bank to any other pension, deferred compensation, welfare or other employee benefit plan, amounts realized from the exercise of a nonqualified stock option or the sale of a qualified stock option, and other amounts which received special tax benefits. Compensation does not include compensation in excess of the Code Section 401(a)(17) limits (i.e., $160,000 in 1999). The Bank will match 100% of the first 3% of salary that a participant contributes to the 401(k) Plan. All salary reduction contributions and rollover contributions and earnings thereon are fully and immediately vested. Matching contributions and earnings thereon vest at 20% per year, until a participant is 100% vested after five years of service. A participant may withdraw salary reduction contributions, rollover contributions and vested matching contributions in the event the participant suffers a financial hardship. A participant may make a withdrawal from his salary reduction contributions, rollover contributions and vested matching contribution for any reason after age 59 1/2. A participant may request a loan from his or her accounts in an amount up to the lesser of (i) 50% of the net value of the Basic Contribution Account, vested Matching Contribution Account, Voluntary Contribution Account and Rollover Contribution Account, or (ii) $50,000 reduced by the highest outstanding loan balance during the preceding twelve months. The minimum loan permitted is $1,000.

         The 401(k) Plan permits employees to direct the investment of his or her own accounts into various investment options. As a result of the Offering, the 401(k) Plan provided participants the opportunity to invest in an "Employer Stock Fund" which purchased Common Stock in the Offering. Each participant who directs the trustee to invest all or part of his or her account in the Employer Stock Fund will have assets in his or her account applied to the purchase of shares of Common Stock. Participants will be entitled to direct the trustee as to how to vote his or her allocable shares of Common Stock.

         Plan benefits will be paid to each participant in the form of a single cash payment at normal retirement age unless earlier or later payment is selected. A participant may, however, elect payment in installments, direct transfer to another qualified plan or rollover to an Individual Retirement Account. If a participant dies prior to receipt of the entire value of his or her 401(k) Plan accounts, payment will generally be made to the beneficiary in a single cash payment as soon as possible following the participant's death. Payment will be deferred if the participant had previously elected a later payment date. If the beneficiary is not the participant's spouse, payment will be made within one year of the date of death. If the spouse is the designated beneficiary, payment will be made no later than the date the participant would have attained age 70 1/2. If the participant was receiving installment payments and dies before receiving all installments, the designated beneficiary will continue to receive the installments in the same manner as the participant. Normal retirement age under the 401(k) Plan is 65 with five years of service. Early retirement age is age 60 with five years of service.

         At December 31, 2000, the total market value of the assets in the 401(k) Plan was approximately $2.9 million. The Bank's matching contributions to the 401(k) Plan for the Plan year ended December 31, 2000 totaled approximately $82,500.

         Employee  Stock  Ownership  Plan and  Trust.  The Bank  implemented  an
Employee Stock Ownership Plan (the "ESOP") in connection with the Reorganization. Employees with at least one year of employment with the Bank and who have attained age 21 are eligible to participate. As part of the Reorganization, the ESOP borrowed funds from the Company and used those funds to purchase a number of shares equal to up to 8.0% of the Minority Ownership Interest. Collateral for the loan was the Common Stock purchased by the ESOP. The loan will be repaid principally from the Bank's discretionary contributions to the ESOP over a period of up to 10 years. The interest rate for the loan is 8.50%. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.

         Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of compensation in the year of allocation. For this purpose, compensation is defined as wages reported on federal income tax Form W-2 and also includes amounts contributed under a salary reduction agreement pursuant to Section 401(k) or Section 125 of the Code, but not in excess of the Code Section 401(a)(17) limit. Participants in the ESOP receive credit for all years of service prior to the effective date of the ESOP for vesting purposes. A participant vests in 100% of his or her account balance after five years of vesting service or upon normal or early retirement (as defined in the ESOP), disability, death or following a change in control. A participant who terminates employment for reasons other than death, retirement, disability or following a change in control, prior to five years of credited service forfeits the nonvested portion of his benefits under the ESOP. Benefits are payable in the form of Common Stock and cash upon death, retirement, disability or separation from service. Alternatively, a participant may request that the benefits be paid entirely in the form of Common Stock or entirely in cash. The Bank's contributions to the ESOP are discretionary, subject to the loan terms and tax law limits, and therefore, benefits payable under the ESOP cannot be estimated. In November 1993, the American Institute of Certified Public Accountants (the "AICPA") issued Statement of Position ("SOP") 93-6, which requires the Bank to record compensation expense in an amount equal to the fair market value of the shares committed to be released from the suspense account each year.

         In connection with the establishment of the ESOP, the Bank established an employee committee to administer the ESOP. The Bank appointed an independent retirement plan administrator to serve as trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, nondirected shares and shares held in the suspense account, are voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

         Stock Option Plan. During the year ended December 31, 2000, the Company adopted, and the Company's stockholders approved, the 2000 Stock Option Plan (the "Stock Option Plan"). Pursuant to the Stock Option Plan, options to purchase 30,000 shares were granted to non-employee directors at an exercise price of $10.625 per share, the fair market value of the underlying shares on the date of the award. The term of the options is ten years from the date of grant, and the shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The awards included an equal number of reload options ("Reload Options"), limited stock appreciation rights ("Limited Rights") and dividend equivalent rights ("Dividend Equivalent Rights"). A Limited Right gives the option holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. Payment upon exercise of Limited Rights will be in cash, or in the event of a change in control in which pooling accounting treatment is a condition to the transaction, for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

         The following table sets forth information relating to options granted under the Stock Option Plan to the Named Executive Officers during 2000.


                                              OPTION GRANTS IN LAST FISCAL YEAR
=============================================================================================================================
                                                      Individual Grants
                                Percent of Total
                                 Options Granted
                                                  to Employees in     Exercise or    Expiration    Fair Market Value (1)
           Name               Options Granted         FY 2000         Base Price        Date
Michael R. Kallet                 38,500               25.6%            $10.625         2010              $103,873

Eric E. Stickels                  16,000               10.6%            $10.625         2010              $ 43,168

Thomas H. Dixon                   16,000               10.6%            $10.625         2010              $ 43,168

===========================  =================  ===================  ============= ============== ========================

-----------------------------------
(1) The grant date present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 26.33%; risk free rate of return of 6.39%; dividend yield of 3.07%; and a 5 year average expected term.

         Set forth below is certain information concerning options outstanding to the Named Executive Officers at December 31, 2000. No options were exercised by the Named Executive Officers during fiscal year 2000.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES
=========================================================================================================================

                                                                     Number of Unexercised      Value of Unexercised In-
                                                                           Options at             The-Money Options at
                              Shares Acquired         Value                 Year-End                  Year-End (1)
           Name                Upon Exercise        Realized
                                                                   Exercisable/Unexercisable   Exercisable/Unexercisable
                                                                              (#)                         ($)
Michael R. Kallet                   --                 $--                  0/38,500                   $0/$24,062
Eric E. Stickels                    --                 $--                  0/16,000                   $0/$10,000
Thomas H. Dixon                     --                 $--                  0/16,000                   $0/$10,000

===========================  =================  =================  ==========================  ==========================

------------------------------------
(1) The fair market value of the common stock at December 31, 2000 was $11.25 per share which exceeded the exercise price of the option which is $10.625 per share.

         Recognition and Retention Plan. During the fiscal year ended December 31, 2000 the Company adopted, and the Company's stockholders approved, the 2000 Recognition and Retention Plan (the "Recognition Plan"). Pursuant to the Recognition Plan, 2,000 shares of common stock were awarded to each non-employee director and Messrs. Kallet, Stickels and Dixon were awarded 20,000, 10,000, and 10,000, shares of common stock, respectively. Recognition Plan awards vest ratably over a five year period.

Transactions With Certain Related Persons

         All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

--------------------------------------------------------------------------------

                     PROPOSAL II--PLAN OF CHARTER CONVERSION
--------------------------------------------------------------------------------


General

         On January 9, 2001, the Board of Directors of the Company unanimously approved a Plan of Charter Conversion by which the Company would convert its charter from a Delaware corporation to a Federal corporation chartered by the Office of Thrift Supervision ("OTS"). This action was taken by the Board of Directors after evaluating the advantages and disadvantages of being regulated as (i) a bank holding company by both the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the New York Banking Department, compared to (ii) a savings and loan holding company exclusively by the OTS. This action also was taken in light of the decision by the Board of Trustees of the Mutual Holding Company similarly to convert the Mutual Holding Company from its current New York charter to a Federal mutual holding company charter. In connection with the conversion of the Company and the Mutual Holding Company to Federal charters, the Bank will make an election under Section 10(l) of the Home Owners' Loan Act to have its holding companies chartered and regulated by the OTS. However, the Bank itself will retain its New York state savings bank charter.

         The Company currently operates in what is commonly referred to as the "two-tier" mutual holding company structure, whereby the Mutual Holding Company owns approximately 56.7% of the Company's outstanding common stock and the Company owns 100% of the outstanding common stock of the Bank. As a result, both the Company and the Mutual Holding Company are regulated as mutual savings bank holding companies under New York and Federal law. The Company has the choice of being regulated as either (i) a mutual savings bank holding company by the Federal Reserve Board and the New York Banking Department, or (ii) a mutual savings and loan holding company by the OTS. OTS regulations, however, require that if the Company chooses to be regulated as a mutual savings and loan holding company, both the Company and the Mutual Holding Company must be chartered as federal corporations. It is for this reason that we are asking shareholders to approve the conversion of the Company's existing Delaware charter to a Federal corporation pursuant to the Plan of Charter of Conversion.

         The charter conversion will be accomplished substantially as follows or in any other manner acceptable to the Board of Directors and applicable bank regulatory authorities: (i) the Mutual Holding Company will organize a Federal corporation as a federal mid-tier stock holding company subsidiary; (ii) the Company will merge with and into the Federal corporation with the Federal corporation as the surviving entity; and (iii) in connection with the merger in step (ii) above, all of the issued and outstanding shares of Company common stock will be canceled and converted into and become an equal number of shares of common stock of the Federal corporation, by operation of law. The agreement by which the merger referred to in step (ii) will occur is attached to this proxy statement as Exhibit D. The description of the charter conversion herein is qualified in its entirety by reference to this agreement.

         The Company and the Mutual Holding Company have made application to the OTS, the chartering authority for mutual holding companies, for approval of the charter conversions. However, this application is still under review by the OTS and has not yet been approved. Consummation of the charter conversions, even if approved by shareholders of the Company, will be subject to approval by the OTS. If the Company and the Mutual Holding Company fail to receive OTS approval or if OTS approval is made subject to conditions that the Board of Directors deems unacceptable, the charter conversions will not be consummated.

         Set forth below is a discussion of the reasons for the charter conversion, the impact of the charter conversion on the Company, and a comparison of regulatory differences and differences in shareholders' rights that will result from the charter conversion. The following discussion includes a discussion of the material differences between the Company's current Delaware Certificate of Incorporation and Bylaws and the Company's proposed Federal Charter and Bylaws. The following discussion is qualified in its entirety by reference to these corporate documents. Shareholders are urged to review these documents for additional details. The proposed Federal Charter and Bylaws are attached to this proxy statement as Exhibits B and C, respectively.

Reasons for the Charter Conversion of the Company

         The Board of Directors believes that the charter conversion of the Company is advisable and in the best interests of the Company and its shareholders. Among the factors considered by the Board of Directors in approving the Plan of Charter Conversion were the following:

        o The OTS has recently adopted final rules that the Board of Directors believes enhance the attractiveness of the federal mutual holding company charter and will benefit the Company and its shareholders. The new OTS rules will permit the Mutual Holding Company to waive the receipt of dividends paid by the Company without causing dilution to the ownership interests of Minority Shareholders in the event of a conversion of the Mutual Holding Company to stock form. By contrast, the Federal Reserve Board has not, as a matter of policy, permitted mutual holding companies to waive the receipt of dividends and management of the Company does not believe that this policy of the Federal Reserve Board will change in the foreseeable future. The Board of Directors believes that it is important for the Mutual Holding Company to be able to waive the receipt of dividends if it has no immediate need for additional capital. A waiver of dividends by the Mutual Holding Company of dividends will enable the Company to retain capital that can be more beneficially invested by the Company or the Bank for the benefit of all shareholders. Moreover, if the Mutual Holding Company waives the receipt of dividends from the Company, there will be no tax payable on the waived dividends. This will save cash resources of the Company and will increase the amount of cash available for investments, including contributing additional capital to the Bank as market conditions require.

         o The OTS also has proposed new rules regarding the regulation and operation of mutual holding companies that, if adopted, would significantly enhance the mutual holding company structure. In particular, the OTS has proposed rules that would facilitate ongoing operations, capital raising, acquisition flexibility and stock benefits in order to make mutual holding companies more competitive with stock holding companies. Even if the proposed OTS rules are not adopted in final form, the OTS has expressed its interest generally in making the mutual holding company charter a charter of choice for mutual institutions considering converting to stock form.

         o The Board of Directors of the Company also believes that the OTS, among regulators, has the greatest expertise in regulating mutual holding companies and in processing mutual holding company transactions, which typically raise more complex issues than transactions by stock holding companies. The Board of Directors wishes to take advantage of this expertise so that the Company and the Bank may pursue potential transactions with a higher level of certainty. However, there are no such transactions that are currently contemplated by the Company.

         o Under current OTS regulations, a federally chartered holding company has no consolidated capital requirements, which enhances the flexibility to leverage its balance sheet and finance acquisitions. By contrast, the Company currently is subject to capital adequacy guidelines for bank holding companies.

         o The federal mutual holding company charter has been modernized and improved under recently enacted financial modernization legislation. Specifically, federal mutual holding companies now have all of the powers of financial holding companies, plus certain additional enumerated powers.

         o The charter conversion will result in the Company and the Mutual Holding Company being regulated by the OTS only. Currently, the Mutual Holding Company and the Company are regulated by both the Federal Reserve Board and the New York Banking Department.

         o As a Delaware corporation, the Company currently is subject to annual Delaware franchise taxes. Following its conversion to a Federal charter, the Company would no longer be subject to such annual taxes, thereby reducing the Company's annual non-interest expense.

         The Board of Directors of the Company also considered the potential disadvantages of the charter conversion. Among the potential disadvantages is a proposed amendment by the OTS to its mutual-to-stock conversion regulations that would require a converting institution (including the Mutual Holding Company) to demonstrate in its business plan that it would have a return on equity that is acceptable to the OTS without regard to dividends or stock repurchases. If adopted, the new rule would give the OTS considerable discretion to deny stock conversion applications by well- capitalized institutions. There can be no assurance that this proposed rule will be adopted in final form, nor can the Company draw any conclusions as to how any regulation might be applied either generally or specifically to the Mutual Holding Company in the event of a "second-step conversion." The Company and the Mutual Holding Company have no current plans to undertake a second-step conversion.

Conditions to the Charter Conversion

         The charter conversion will not be completed unless: (i) the Plan of Charter Conversion is approved by a majority of the outstanding shares of common stock of the Company; (ii) the Company receives a favorable opinion of counsel as to the federal income tax consequences of the charter conversion; and (iii) the charter conversion is approved by the OTS.

         The Mutual Holding Company, which owns a majority of the outstanding shares of common stock of the Company, intends to vote its shares in favor of the Plan of Charter Conversion. In addition, members of the Board of Directors and management of the Company intend to vote their shares in favor of the Plan of Charter Conversion. As of the Record Date, the Mutual Holding Company beneficially owned approximately 56.7% and directors and management of the Company beneficially owned approximately 8.9% of the outstanding shares of the Company. If the Mutual Holding Company votes all of its shares in favor of the Plan of Charter Conversion, the approval of the Plan of Charter Conversion would be assured.

Impact of the Charter Conversion on Operations

         The charter conversion will have no impact on the daily operations of the Company, the Bank, or the Mutual Holding Company. The Bank is retaining its New York savings bank charter and will continue its operations at the same locations, with the same management, and subject to all the rights, obligations and liabilities of the Bank existing immediately prior to the charter conversion. The charter conversion is not expected to result in any material increased expenses or regulatory burden to the Mutual Holding Company, the Company or the Bank. Following the charter conversion, the Company will continue to file periodic reports and proxy materials with the Securities and Exchange Commission (the "SEC").

Holding Company Powers and Regulation

         The following is a description of the powers and regulation of mutual bank holding companies regulated by the Federal Reserve Board and mutual savings and loan holding companies regulated by the OTS. This description does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

         Regulatory Authority. Currently, the Company is regulated as a bank holding company by the Federal Reserve Board under the Bank Holding Company Act and the regulations of the Federal Reserve Board. The Federal Reserve Board also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and for unsafe or unsound practices.

         Following the charter conversion, the Company will be regulated as a mutual savings and loan holding company under the Home Owners' Loan Act, and will be required to register with and be subject to OTS examination and supervision, as well as certain OTS reporting requirements. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the Bank.

         Permissible Activities. The Bank Holding Company Act generally prohibits a bank holding company (including a mutual savings bank holding company) from engaging directly or indirectly in activities other than those directly related to or incidental to banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or Federal Reserve Board regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the Federal Reserve Board includes, among other things: owning a savings association, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full payout, non- operating basis; selling money orders, travelers' checks and United States savings bonds; appraising real estate and personal property; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers. The recently enacted Gramm-Leach-Bliley Act has expanded the permissible activities of bank holding companies that elect to be regulated as "financial holding companies." Financial holding companies are companies that elect to be so treated and that meet certain safety and soundness requirements, and have a "satisfactory" rating under the Community Reinvestment Act. Financial holding companies have authority to engage in activities that are determined to be "financial in nature" or complementary or incidental to such activities, including insurance and securities underwriting activities. The Company has not elected to be regulated as a financial holding company.

         Under the Home Owners' Loan Act and OTS regulations, a federal mutual holding company is permitted to, among other things: (i) own a savings association or savings bank; (ii) acquire a mutual institution; (iii) merge with or acquire another mutual holding company, one of whose subsidiaries is a savings institution; (iv) acquire non- controlling amounts of the stock of savings institutions and savings institution holding companies, subject to certain restrictions; (v) invest in any corporation that a savings association may invest in under federal law or under the law of any state where the savings association has its home office; (vi) furnish or perform management services for a savings institution subsidiary; (vii) hold, manage or liquidate assets owned or acquired from a savings institution subsidiary of such company; (viii) hold or manage properties used or occupied by a savings institution subsidiary of such company; and (ix) act as a trustee under deed or trust. In addition, a federal mutual holding company may engage in any other activity that is permissible for bank holding companies under the Bank Holding Company Act, or in which multiple savings and loan companies may engage. Finally, under recently enacted financial modernization legislation, federal mutual holding companies may engage in any activity in which a financial holding company may engage, including maintaining an insurance agency, escrow business and underwriting securities and insurance.

Moreover, a federal mutual holding company may engage in the activities of a financial holding company without having to make the financial holding company election that is applicable to bank holding companies.

         Holding Company Regulatory Capital Requirements. As a savings bank holding company, the Company currently is subject to the Federal Reserve Board's capital adequacy guidelines on a consolidated basis. Under Federal Reserve Board policy, a bank holding company must serve as a source of strength for its subsidiary bank. Under this policy, the Federal Reserve Board may require, and has required in the past, a holding company to contribute additional capital to an undercapitalized savings bank. Following the charter conversion, the Company would be regulated as a mutual savings and loan holding company, and mutual savings and loan holding companies do not have any regulatory capital requirements. Accordingly, after the charter conversion, the Company would not be subject to the capital requirements of the Federal Reserve Board.

         Mergers and Acquisitions. As a savings bank holding company, the Company currently is required to obtain the approval of the Federal Reserve Board before: (i) acquiring, directly or indirectly, the ownership or control of any voting securities of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares; (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company. The Bank Holding Company Act also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company that is not a bank or bank holding company. The Home Owners' Loan Act prohibits a savings and loan holding company from, directly or indirectly, acquiring more than 5% of the voting stock of another savings association or savings and loan holding company, or from acquiring such an institution or company by merger, consolidation, or purchase of its assets, without the prior written approval of the OTS. In evaluating applications by holding companies to acquire other financial institutions, both the OTS and the Federal Reserve Board consider the financial and managerial resources and future prospects of the acquiror and the merging institution, the convenience and needs of the community and competitive factors.

         Payment of Cash Dividends. The Federal Reserve Board has issued a policy statement on payment of cash dividends by bank holding companies that states that a bank holding company should pay cash dividends only to the extent that the holding company's net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the holding company's capital needs, asset quality and overall financial condition. The Federal Reserve Board has also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve Board, the Federal Reserve Board may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "under-capitalized." OTS regulations generally do not restrict the ability of a savings and loan holding company to pay dividends.

         Stock Repurchases. A bank holding company is required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of its consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve Board order, or any condition imposed by, or written agreement with, the Federal Reserve Board. This notification requirement does not apply to any company that meets the well-capitalized standard for commercial banks, has a safety and soundness examination rating of at least a "2" and is not subject to any unresolved supervisory issues. The FDIC restricts stock repurchases by recently converted holding companies of savings institutions or mutual holding companies to 5% of their outstanding shares during the first year after a mutual-to-stock conversion, with no restrictions thereafter. The OTS restricts stock repurchases by holding companies of recently converted savings institutions or mutual holding companies to 5% of their outstanding shares during the first year after a conversion. However, following the first year anniversary of the conversion, the OTS imposes no restrictions on stock repurchases.

         Qualified Thrift Lender Test. In order for the Company to be regulated as a savings and loan holding company by the OTS (rather than as a bank holding company by the Federal Reserve Board), the Bank must qualify as a "qualified thrift lender" under OTS regulations or satisfy the "domestic building and loan association" test under the Internal Revenue Code. Under the qualified thrift lender test, a savings institution is required to maintain at least 65% of its "portfolio assets" (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least nine months out of each 12 month period. The Bank currently maintains the majority of its portfolio assets in qualified thrift investments and would have met the qualified thrift lender test in each of the last 12 months had the Bank been subject to this test. The Bank will be required to continue to focus primarily on residential real estate lending so long as its holding companies are regulated by the OTS.

         Federal Securities Laws. The Company's common stock currently is registered with the SEC under the Securities Exchange Act of 1934. The Company currently observes the information, proxy solicitation, insider trading restrictions and other requirements under this act. The charter conversion will not change the registration of the common stock under this act, as the Company will continue to comply with the requirements of this act following the charter conversion.

Indemnification of Officers and Directors and Limitation of Liability

         The Company's current Certificate of Incorporation and Bylaws seek to ensure that the ability of directors and executive officers to exercise their best business judgment in managing corporate affairs, subject to their continuing fiduciary duties of loyalty to the Company and its shareholders, is not unreasonably impeded by exposure to the potentially high personal costs or other uncertainties of litigation. The Certificate of Incorporation provides that a director or officer of the Company while serving as such shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys' fees or penalties and amounts paid in settlement) reasonably incurred or suffered by such persons. The right to indemnification includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, if required under the Delaware General Corporation Law, any such advancement of expenses is subject to the indemnified person's undertaking to repay all amounts so advanced if a final judicial decision finds that the person was not entitled to be indemnified. Generally, under the Delaware General Corporation Law, an individual may not be indemnified (i) in connection with a proceeding by or in the right of the Company in which the individual was adjudged liable to the Company, or (ii) in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable on the basis that personal benefit was improperly received by him, unless a court determines he is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

         In addition, the Company's current Certificate of Incorporation provides that a director will not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty except for liability (i) for any breach of his duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising from certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

         The proposed federal mid-tier holding company Charter and Bylaws do not similarly provide for indemnification of directors and executive officers or for limitation of liability of these persons. However, the OTS has indicated that as a matter of policy, mid-tier stock holding companies are subject to the same regulations with respect to indemnification to which federal savings banks are subject. OTS regulations require a federal savings bank to indemnify its directors, officers and employees against legal and other expenses incurred in defending lawsuits brought or threatened against them by reason of their performance as directors, officers, or employees. Indemnification may be made only if final judgment on the merits is in the person's favor or in case of (i) settlement, (ii) final judgment against the person, or (iii) final judgment in such person's favor, other than on the merits, if a majority of the disinterested directors of the savings bank determine that the person was acting in good faith within the scope of such person's employment or authority as such person could reasonably have perceived it under the circumstances and for a purpose such person could have reasonably believed under the circumstances was in the best interests of the savings bank or its shareholders. If a majority of the disinterested directors of the savings bank concludes that in connection with an action any person ultimately may become entitled to indemnification, the directors may authorize payment of reasonable costs and expenses arising from defense or settlement of such action. A savings bank is required to give the OTS at least sixty (60) days notice of its intention to make indemnification and no indemnification shall be made if the OTS objects to the savings bank in writing.

         To the best of management's knowledge, there is currently no pending or threatened litigation for which indemnification may be sought.

Comparison of Stockholder Rights and Certain Anti-Takeover Provisions

         As a result of the charter conversion, holders of the Company's common stock, whose rights are presently governed by the Certificate of Incorporation and Bylaws of the Company as a Delaware corporation, will become shareholders of the Company whose rights will be governed by the Federal Charter and Bylaws of the Company.

         Capital Stock. The Company's Delaware Certificate of Incorporation authorizes the Company to issue 8,000,000 shares of common stock, par value $.10 per share, and does not authorize the issuance of preferred stock. The Company's Federal Charter would authorize the Company to issue 20 million shares of common stock, par value $.10 per share, as well as one million shares of preferred stock. As of the Record Date, the Company had 3,380,786 shares outstanding, and the Federal Charter would permit the Company to issue one million shares of preferred stock and 20 million shares of common stock without prior stockholder approval, unless such approval is required by a securities exchange.

         Cumulative Voting. Neither the Company's Delaware Certificate of Incorporation or the Company's Federal Charter provide for cumulative voting. The absence of cumulative voting means that the holders of a majority of the shares voted at a meeting of shareholders may elect all the directors of the Company, thereby precluding minority stockholder representation on the Board of Directors.

         Preemptive Rights. Under both the Company's Delaware Certificate of Incorporation and the Company's Federal Charter, holders of common stock will not be entitled to preemptive rights with respect to any shares that may be issued.

         Vacancies on the Board of Directors. Under the Company's Delaware Certificate of Incorporation, a majority vote of directors then in office may appoint new directors to fill vacancies on the Board and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been chosen expires. In contrast, the Company's Federal Charter provides that any director appointed by a majority of the remaining directors to fill a vacancy shall serve for a term of office continuing only until the next election of directors by shareholders.

         Number and Term of Directors. The Company's Delaware Certificate of Incorporation provides that the number of directors shall be fixed from time to time exclusively by the Board of Directors and that the directors shall be divided into three classes. The Bylaws provide that the number of directors shall be not less than seven or more than 20. The Company's Federal Charter provides that the number of directors shall be not fewer than five nor more than 15, unless the OTS approves a greater or lesser number. The Company's Federal Bylaws specify that the number of directors shall be seven. The Federal Bylaws also provide for the Board of Directors to be classified into three classes as nearly equal in number as possible.

         Presentation of New Business or Nominations for Director at Meetings of Shareholders. The Company's Delaware Bylaws generally provide that for a stockholder to properly bring business before an annual meeting of shareholders or make a nomination to the Board of Directors, he must deliver notice not less than 90 days prior to the date of the Company's proxy statement released to shareholders in connection with the previous year's annual meeting.

         The Company's Federal Bylaws provide that any new business to be taken up at an annual meeting of shareholders must be filed with the Secretary of the Company at least five days prior to the date of the annual meeting. Such Bylaws also provide that no nominations for directors by shareholders shall be considered at an annual meeting unless made by shareholders in writing and delivered to the Secretary of the Company at least five days prior to the date of the annual meeting.

         Amendment of Chartering Instrument and Bylaws. Amendments to the Company's Delaware Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights of certain persons owning in excess of 5% of the outstanding shares, described below) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provisions limiting voting rights, the provisions relating to approval of certain business combinations, provisions relating to the calling of special meetings of shareholders, the number and classification of directors, and director and officer indemnification by the Company. The Company's current Delaware Bylaws may be amended by its Board of Directors or by a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of shareholders.

         The Company's Federal Charter may be amended if such amendment is proposed by the Board of Directors and approved by shareholders by a majority of the votes eligible to be cast, unless a higher vote is required by the OTS. The Company's Federal Bylaws may be amended upon approval by a majority vote of the authorized Board of Directors or by a majority vote of the votes cast by shareholders of the Company (and upon receipt of approval by the OTS, if applicable).

         Evaluation of Offers. The Company's Delaware Certificate of Incorporation provides that the Board of Directors, when evaluating any offer to
(i) make a tender or exchange  offer for any equity  securities  of the Company,
(ii) merge or consolidate  the Company with another  corporation  or entity,  or
(iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, in connection with the exercise of its judgment in determining what is in the best interests of the Company and its shareholders, give due consideration to all relevant factors, including without limitation, the social and economic effect of acceptance of the offer on the Company's present and future customers and employees and those of its subsidiaries; on the communities in which the Company and its subsidiaries operate or are located; on the ability of the Company to fulfill its corporate objectives as a savings bank holding company; and on the ability of its subsidiary savings bank to fulfill the objectives of a stock savings bank under applicable statutes and regulations. The Company's proposed Federal Charter has no similar provision.

         Limitation on Voting Rights. The Company's current Certificate of Incorporation provides that no person who beneficially owns, directly or indirectly, in excess of 5% of the then outstanding shares of common stock of the Company (the "Limit") shall be entitled or permitted to vote in respect of the shares held in excess of the Limit (except that this restriction and limitation shall not apply to the Mutual Holding Company or any tax qualified employee stock benefit plan established by the Company). The proposed Federal Charter does not contain a similar provision regarding voting of shares in excess of the Limit.

Optional Exchange of Stock Certificates

         After the charter conversion, stock certificates evidencing shares of common stock of the Company under its Delaware Certificate of Incorporation and Bylaws will represent, by operation of law, the same number of shares of Company common stock under the Federal Charter. Holders of common stock will not be required to exchange their existing stock certificates for new stock certificates of the Company as a Federal corporation, but will have the option to do so. DO NOT SEND YOUR STOCK CERTIFICATES TO THE COMPANY AT THIS TIME.

Tax Consequences

         The Company has received an opinion of its special counsel, Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., that the charter conversion constitutes a reorganization under Section 368 of the Internal Revenue Code, and that no gain or loss will be recognized by Company shareholders as a result of the charter conversion. It should be noted that this opinion of counsel is not binding upon the Internal Revenue Service. Each Company stockholder should consult his own tax counsel as to specific federal, state and local tax consequences of the charter conversion, if any, to such stockholder.

Accounting Treatment

         The charter conversion will be accounted for in the same manner as a pooling-of-interests transaction.

Amendment or Termination of the Plan of Charter Conversion

         The Board of Directors of the Company may cause the Plan of Charter Conversion to be amended or terminated if the Board determines for any reason that such amendment or termination would be advisable. However, no such amendment may be made to the Plan of Charter Conversion after stockholder approval if such amendment is deemed to be materially adverse to the shareholders of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE CHARTER CONVERSION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE PLAN OF CHARTER CONVERSION.

--------------------------------------------------------------------------------

              PROPOSAL III--RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------


         The Board of Directors of the Company has approved the engagement of PricewaterhouseCoopers, LLP, to be the Company's auditors for the 2001 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of PricewaterhouseCoopers, LLP, for the Company's fiscal year ending December 31, 2001. A representative of PricewaterhouseCoopers, LLP, is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

         In order to ratify the selection of PricewaterhouseCoopers, LLP, as the auditors for the 2001 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of PricewaterhouseCoopers, LLP, as auditors for the 2001 fiscal year.

--------------------------------------------------------------------------------

                              SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------


         In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive office, 182 Main

Street, Oneida, New York 13421, no later than November 30, 2001. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

--------------------------------------------------------------------------------

                                  OTHER MATTERS
--------------------------------------------------------------------------------


         The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

         The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

         The date on which the Annual Meeting of Stockholders is expected to be held is April 23, 2002. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2002 Annual Meeting of Stockholders must be given to the Company no later than January 21, 2002.

--------------------------------------------------------------------------------

                                  MISCELLANEOUS
--------------------------------------------------------------------------------


         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO ERIC E. STICKELS, SECRETARY, ONEIDA FINANCIAL CORP., 182 MAIN STREET, ONEIDA, NEW YORK 13421, OR CALL (315) 363-2000.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Eric E. Stickels
                                              Secretary
Oneida, New York
March 22, 2001

                                                                       EXHIBIT A
                             ONEIDA FINANCIAL CORP.
                                  AUDIT CHARTER

Organization

Audit Committee members shall meet the requirements of the NASD Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet as circumstances dictate. The Audit Committee Chair shall approve an agenda in advance each meeting. The Committee should meet privately in executive session at least annually with management, the Director of Internal Audit, the independent auditors and as a Committee to discuss any matters that the Committee of each of these groups believe should be discussed.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibilities. The Committee will be responsible for monitoring the integrity of the Company's financial reporting process and systems of key internal controls regarding finance, accounting, legal and regulatory compliance. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditor and the management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Duties

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to react to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out its responsibilities, the Audit Committee will:

o Review and reassess the adequacy of this Charter at least annually. The Committee shall submit the Charter to the Board of Directors for its approval and will have the document published in accordance with SEC regulations.

o The Committee shall review with management and the independent auditors, the financial statements to be included in the Company's Annual Report on Form 10-K, prior to its filing, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgements and the clarity of the disclosures in the financial statements. The Committee shall also discuss certain matters with regard to SAS 61, as amended.

o In consultation with management, the independent auditors and the director of the internal audit, will consider the integrity of the Company's financial reporting processes and controls. The Committee will discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposure. In addition, it will review significant findings prepared by the independent auditors and the director of internal audit together with management's responses.

o Annually prepare a report to the shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement. The SEC requires that the Audit Committee issue a report to shareholders stating whether they have:

         o  Reviewed  and  discussed  the  audited  financial   statements  with
            management.

         o Discussed with the independent auditors the matters required to be discussed by SAS 61; and

         o Received certain disclosures from the auditors regarding their independence as required by ISB 1, and then based on their findings recommend to the Board to include the audited financial statements in the annual report filed with the SEC.

o Review with financial management and the independent auditors the Company's quarterly financial results prior to the filing of the Company's Quarterly Report on Form 10-Q. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS
         61. The Chair of the Audit Committee may represent the entire Committee for the purpose of this review.

Independent Auditors

o The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge-of auditors when circumstances warrant.

o Review and approve the independent auditors' engagement letter and audit engagement fees prior to payment. Review significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

o On at least an annual basis, the Committee will review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

o Review the independent auditors audit plan, discuss scope, staffing, reliance upon management, reliance upon the Internal Audit Department staff and general audit approach to see that it is sufficiently detailed and covers any significant areas of concern that the Audit Committee may have.

o Prior to releasing the year-end financial statements, discuss the results of the audit with the independent auditors. Discuss certain matters required td be communicated to audit committees in accordance with AICPA SAS 61, as amended.

Internal Audit and Corporate Compliance

o Review the budget, plan, and changes in the plan, activities, organizational structure, and qualifications of the Internal Audit
         department,   as  needed.   The  Internal  Audit  department  shall  be
         responsible to senior management, but have a -direct reporting responsibility to the Board of Directors through the Committee.

o Review the appointment, performance and replacement of the Director of Internal Audit.

o Review significant reports prepared by the Internal Audit department together with management's response and follow-up to these reports.

o        On at least an annual  basis,  review with the Company's  counsel,  any
         legal   matters   that   could  have  a   significant   impact  on  the
         organization's financial statements.

o On at least an annual basis, obtain and review a report as to the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. Review all reports concerning any significant fraud or regulatory noncompliance that occurred at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

o Discuss with the Internal Auditor the effectiveness of the system for monitoring compliance with laws and regulations. Be satisfied that all significant regulatory compliance matters have been considered in the preparation of the financial statements.

Other Audit Committee Responsibilities

o Perform such other functions as assigned by law, the Company's charter or by-laws, or the Board.

o Develop an annual plan responsive to the "responsibilities and duties" detailed herein with input from management and their key committee advisors. The annual plan shall '6e reviewed and approved by the full Board.

o        Maintain minutes of meetings and report to the Board as needed.

o        Periodically perform self-assessment of Audit Committee performance.

         o Review, discuss and assess its own performance as well as the Committee roles and responsibilities, seeking input from senior management, the full Board and others if needed.

         o Review each member's contribution to the Committee through the use of a selfassessment form, which is then evaluated by the Chair of both the Audit Committee and the Board.

         o Discuss and address with either the internal auditors or the independent auditors and significant issues relative to overall Board responsibility that, in their judgement, have been communicated to management but have not been adequately resolved.

o While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent accountant. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountant, or to assure compliance with laws and regulations.

                                                                       EXHIBIT B
                             ONEIDA FINANCIAL CORP.

                          STOCK HOLDING COMPANY CHARTER


         Section 1. Corporate Title. The full corporate title of the Mutual Holding Company subsidiary holding company is Oneida Financial Corp. (the "Company").

         Section 2. Domicile. The domicile of the Company shall be located in the City of Oneida in the State of New York.

         Section 3.  Duration.  The duration of the Company is perpetual.

         Section 4. Purpose and Powers. The purpose of the Company is to pursue any or all of the lawful objectives of a federal mutual holding company chartered under Section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the "Office").

         Section 5. Capital Stock. The total number of shares of all classes of the capital stock which the Company has authority to issue is _______________ of which ______________ shares shall be common stock, par value $0.01 per share, and of which ______________ shares shall be serial preferred stock. The shares may be issued from time to time as authorized by the board of directors without the approval of its shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Company. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Company), labor, or services actually performed for the Company, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Company that is transferred to common stock or paid in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         Except for shares issued in the initial organization of the Company, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons (except for shares issued to the parent mutual holding company) of the Company other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

         Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, and there shall be no cumulation of votes for the election of directors. Provided, that this restriction on voting separately by class or series shall not apply:

                           (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

                           (ii) To any provision which would require the holders
                                of preferred stock, voting as a class or series, to approve the merger or consolidation of the Company with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Company if the preferred stock is exchanged for securities of such other corporation: Provided, that no provision may
                                require   such   approval   for  transactions
                                undertaken   with  the  assistance  or pursuant
                                to the direction of the ffice or the Federal Deposit Insurance Corporation;

                           (iii)To any amendment which would adversely change
                                the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving Company in a merger or consolidation for the Company, shall not be considered to be such an adverse change.

         A description of the different classes and series of the Company's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series of capital stock are as follows:

         A. Common Stock. Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors, unless the charter otherwise provides there shall be no such cumulative voting.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

         In the event of any liquidation, dissolution, or winding up of the Company, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Company available for distribution remaining after: (i) payment or provision for payment of the

Company's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Company. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

         B. Preferred Stock. The Company may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

         (a) The distinctive serial designation and the number of shares constituting such series;

         (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

         (c) The voting powers, full or limited, if any, of shares of such series;

         (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

         (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company;

         (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

         (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Company and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (h) The price or other consideration for which the shares of such series shall be issued; and

         (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

         The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

         Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the Company shall file with the Secretary to the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

         Section 6. Preemptive Rights. Holders of the capital stock of the Company shall not be entitled to preemptive rights with respect to any shares of the Company which may be issued.

         Section 7. Directors. The Company shall be under the direction of a board of directors. The authorized number of directors, as stated in the Company=s bylaws, shall not be fewer than five nor more than fifteen except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

         Section 8. Amendment of Charter. Except as provided in Section 5, no amendment, addition, alteration, change or repeal of this charter shall be made, unless such is proposed by the board of directors of the Company, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.

ONEIDA FINANCIAL CORP.


   ATTEST:
                  --------------------------------------------------------------
                  Eric Stickels, Corporate Secretary




         By:
                  --------------------------------------------------------------
                  Michael R. Kallet, President and Chief Executive Officer





OFFICE OF THRIFT SUPERVISION


   ATTEST:
                  --------------------------------------------------------------
                  Secretary of Office of Thrift Supervision




        By:
                  --------------------------------------------------------------
                  Director of Office of Thrift Supervision



Effective Date:
                  --------------------------------------------------------------

                                                                       EXHIBIT C
                             ONEIDA FINANCIAL CORP.

                                     BYLAWS


                             ARTICLE I - Home Office

         The home office of Oneida Financial Corp. (the "Company") shall be 182 Main Street, Oneida, New York 13421-1676.

                            ARTICLE II - Shareholders

         Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Company or at such other convenient place as the Board of Directors may determine.

         Section 2. Annual Meeting. A meeting of the shareholders of the Company for the election of directors and for the transaction of any other business of the Company shall be held annually within 150 days after the end of the Company's fiscal year on the _____________, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at _______ __.m., or at such other date and time within such 150-day period as the Board of Directors may determine.

         Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (the AOffice@), may be called at any time by the chairman of the board, the president, or a majority of the Board of Directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Company addressed to the chairman of the board, the president or the secretary.

         Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules adopted by the Board of Directors or in the absence of adoption by the Board of Directors, by the Chairman of the meeting, which rules shall be intended to assure fair and equitable treatment of shareholders, and made available for inspection by stockholders at the annual meeting or special meeting unless otherwise prescribed by the Office or these bylaws. The Board of Directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

         Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Company as of the record date prescribed in Section 6 of this
Article II with postage prepaid. When any shareholders meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

         Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

         Section 7. Voting List. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Company shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Company and shall be subject to inspection by any shareholder of record or the shareholder=s agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or the shareholder=s agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the Board of Directors may elect to follow the procedures described in ' 552.6(d) of the Office's regulations as now or hereafter in effect.

         Section 8. Quorum. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

         Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors.

No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

         Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Company to the contrary, at any meeting of the shareholders of the Company any one ore more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         Section 11. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the Company if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Company nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         Section 12. Cumulative Voting. Stockholders may not cumulate their votes for election of directors.

         Section 13. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         Section 14. Nominating Committee. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Company at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

         Section 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Company at least five days prior to the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

         Section 16. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action to be taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                        ARTICLE III - Board of Directors

         Section 1. General Powers. The business and affairs of the Company shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

         Section 2. Number and Term. The Board of Directors shall consist of 11 members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

         Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

         Section 4. Qualification. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Company unless the company is a wholly-owned subsidiary of a holding company.

         Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within the Company's normal lending territory, as the place for holding any special meeting of the Board of Directors called by such persons.

         Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

         Section 6. Notice. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if sent by mail, when delivered to the telegraph company if sent by telegram or when the Company receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

         Section 7.  Quorum.  A majority  of the  number of  directors  fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

         Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

         Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Company addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

         Section 11. Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

         Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

         Section 13. Presumption of Assent. A director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                   ARTICLE IV - Executive And Other Committees

         Section 1. Appointment. The Board of Directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

         Section 2. Authority. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Company or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of its business; a voluntary dissolution of the Company; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

         Section  3.  Tenure.  Subject  to the  provisions  of Section 8 of this
Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until a successor is designated as a member of the executive committee.

         Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one days notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

         Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

         Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Company. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

         Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting held next after the proceedings shall have occurred.

         Section 10. Other Committees. The Board of Directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Company and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - Officers

         Section 1. Positions. The officers of the Company shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors also may designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the Board of Directors designates the chairman of the board as chief executive officer. The president shall be a director of the Company. The offices of the secretary and treasurer may be held by the same person and a vice president also may be either the secretary or the treasurer. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors also may elect or authorize the appointment of such other officers as the business of the Company may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         Section 2. Election and Term of Office. The officers of the Company shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officers death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Company to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

         Section 3. Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights of the person so removed.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

               ARTICLE VI - Contracts, Loans, Checks, and Deposits

         Section 1. Contracts. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by one or more officers, employees, or agents of the Company in such manner as shall from time to time be determined by the Board of Directors.

         Section 4. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the association in any duly authorized depositors as the Board of Directors may select.

            ARTICLE VII - Certificates for Shares and Their Transfer

         Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Company shall be in such form as shall be determined by the Board of Directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Company authorized by the Board of Directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signature of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Company as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of capital stock of the Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Company shall be deemed by the Company to be the owner for all purposes.

                    ARTICLE VIII - Fiscal Year; Annual Audit

         The fiscal year of the Company shall end on the last day of December of each year. The Company shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.


                             ARTICLE IX - Dividends

         Subject only to the terms of the Company's charter and the regulations and orders of the Office, the Board of Directors may, from time to time declare, and the Company may pay, dividends on its outstanding shares of capital stock.


                           ARTICLE X - Corporate Seal

         The Board of Directors shall provide a Company seal which shall be two concentric circles between which shall be the name of the Company. The year of incorporation or an emblem may appear in the center.

                             ARTICLE XI - Amendments

         These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized Board of Directors, or by a majority vote of the votes cast by the shareholders of the Company at any legal meeting; and (ii) receipt of any applicable regulatory approval. When a Company fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

                                 REVOCABLE PROXY

                             ONEIDA FINANCIAL CORP.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 24, 2001

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the main office of The Oneida Savings Bank, 182 Main Street, Oneida, New York on April 24, 2001, at 4:00 Eastern Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


1.      The election as Director of all               FOR   WITHHELD
        nominees listed below each to                  _       _
        serve for a three year term                   |_|     |_|
        Michael R. Kallet
        James J. Devine, Jr.
        John E. Haskell
        William W. Matthews.

        INSTRUCTION: To withhold your vote
        for one or more nominees, write the
        name of the nominee(s) on the line(s)
        below.

        -------------------------------------------

        -------------------------------------------






2.      The approval of the Plan of Charter         FOR    AGAINST    ABSTAIN
        Conversion by which the Company will         _        _          _
        convert its charter from a Delaware         |_|      |_|        |_|
        corporation to a federal corporation.







3.      The ratification of the appointment of      FOR    AGAINST    ABSTAIN
        PricewaterhouseCoopers,  LLP as the          _        _          _
        Company's independent auditor for the       |_|      |_|        |_|
        fiscal year ended December 31, 2001.



The Board of Directors recommends a vote "FOR" each of the listed proposals.
--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated March 22, 2001 and audited financial statements.


Dated: _________________________                     _  Check Box if You Plan
                                                    |_| to Attend Annual Meeting


-------------------------------                     ----------------------------
PRINT NAME OF SHAREHOLDER                           PRINT NAME OF SHAREHOLDER


-------------------------------                     ----------------------------
SIGNATURE OF SHAREHOLDER                            SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

--------------------------------------------------------------------------------


               Please complete and date this proxy and return it
                    promptly in the enclosed postage-prepaid
                                   envelope.

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